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                                                                    Exhibit 99.2

                                    AGREEMENT

        Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by this Amendment No. 1 to Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Turnstone Systems, Inc.

        EXECUTED as a sealed instrument this 26th day of February, 2001.



                              /s/ M. Denise Savoie
                              ------------------------------
                              M. Denise Savoie


                              /s/ J. Darrell Duffie
                              ------------------------------
                              J. Darrell Duffie




                              The J. D. Duffie and M. D. Savoie Trust
                                UDT dated January 13, 1995



                              By: /s/ M. Denise Savoie
                                  -----------------------------
                                  M. Denise Savoie
                                  Trustee


                              By: /s/ J. Darrell Duffie
                                  -----------------------------
                                  J. Darrell Duffie
                                  Trustee